UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2025

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	METC	Nasdaq Global Select Market
Class B common stock, $0.01 par value	METCB	Nasdaq Global Select Market
9.00% Senior Notes due 2026	METCL	Nasdaq Global Select Market
8.375% Senior Notes due 2029	METCZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2025, the Board of Directors (the “Board”) of Ramaco Resources, Inc. (the “Company”) approved the appointment of former US Senator Joseph Manchin III to serve as a member of the Board effective April 18, 2025, with a term expiring at the Company’s annual meeting of stockholders in 2025 or until his earlier death, resignation, disqualification, or removal. The Board has affirmatively determined that Senator Manchin is an independent director in accordance with the standards for independence set forth in the Nasdaq Stock Market Rules. Effective April 21, 2025, Senator Manchin will serve on the Finance and Investment Committee, the Technology Committee, and the Nominating and Corporate Governance Committee of the Board. Senator Manchin will be the chair of the Technology Committee.

Except as set forth below, there are no arrangements or understandings between Senator Manchin and any other person pursuant to which he was selected as a director. Senator Manchin does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Senator Manchin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his service as an independent director, Senator Manchin will receive independent director compensation commensurate with the Company’s other independent directors, including (i) an annual retainer of $125,000 per year (amount to be prorated for 2025), (ii) an additional retainer of $25,000 as long as he serves as chair of any committee, and (iii) an equity award granted on April 21, 2025, in the form of 10,560 shares of restricted stock under the Company’s Long-Term Incentive Plan. The restricted stock will vest January 31, 2026. The foregoing description of the restricted stock award is not complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement, which is filed as Exhibit 10.3 to the Company’s Current Report on form 8-K filed on April 21, 2020, and incorporated into this Item 5.02 by reference. The Company will also enter into a consulting agreement with Manchin Partners, LLC, whereby Manchin Partners, LLC will be paid $10,000 per month to provide strategic advisory services to the Company including in public policy, energy, and technology matters.

Senator Manchin will enter into an indemnification agreement in the form entered into with the Company’s other directors and executive officers effective as of the effective date of his appointment to the Board (the "Indemnification Agreement”), which requires the Company to indemnify Senator Manchin to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified. The form of indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017.

Item 7.01. Regulation FD Disclosure.

On April 21, 2025, the Company issued a press release announcing Senator Manchin’s appointment to the Board (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto.

None of the information furnished in this Item 7.01 will be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on April 21, 2020)
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017)
99.1	Press Release issued by Ramaco Resources, Inc. dated April 21, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
	Name:	Randall W. Atkins
	Title:	Chairman and Chief Executive Officer

Date: April 21, 2025